FIFTH AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Fifth Amendment (the “Amendment”) to a certain Second Amended and Restated Loan and Security Agreement, dated as of February 19, 2009, by and among RCM Technologies, Inc. and all of its subsidiaries (collectively, the “Borrower”), Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, in its capacity as administrative agent and arranger (the “Agent”), and Citizens Bank of Pennsylvania, as lender (the “Bank”).
WHEREAS, the Bank and the Borrower made, executed and delivered a Second Amended and Restated Loan and Security Agreement, dated as of February 19, 2009, as amended by a certain Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 22, 2011, a certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 24, 2011, a certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of December, 2011, and a certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 12, 2014 (collectively, the “Original Loan and Security Agreement”), and in connection therewith, the Borrower executed and delivered a Seventh Amended and Restated Revolving Credit Note payable to the order of the Bank, in the original principal amount of $35,000,000.00, dated December 12, 2014 (the “Restated Credit Note”); and
WHEREAS, as security for (a) the punctual performance in full by the Borrower of its obligations under the Loan Documents (as such term is defined in the Original Loan and Security Agreement), (b) the punctual payment in full of all amounts owing or to be owing under any

Loan Document, (c) the punctual payment of any other amounts which at any time may be due and payable from the Borrower to the Bank, in each case whether presently existing or hereafter arising (collectively, the “Secured Obligations”), the Borrower granted a security interest to the Bank in the Collateral (as such term is defined in the Original Loan and Security Agreement), pursuant to the terms and provisions of the Original Loan and Security Agreement; and
WHEREAS, the Borrower has requested the Bank amend certain terms and provisions of the Original Loan and Security Agreement, and the Bank is willing to consent to such modifications upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained, and each intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Except as expressly defined herein, all terms used herein shall have the meanings ascribed to them in the Original Loan and Security Agreement.  This Amendment is intended to amend the Original Loan and Security Agreement, and the Original Loan and Security Agreement shall be so amended, from and as of the date hereof.
2. The Original Loan and Security Agreement shall be amended so that all references to “Agreement” contained therein shall mean the Original Loan and Security Agreement, as amended herein, and as further amended, supplemented or modified from time to time.
3. The first sentence of the definition of “Applicable LIBOR Rate Margin” found in Section 1.1 of the Original Loan and Security Agreement is hereby amended and restated in its entirety as follows:
Applicable LIBOR Rate Margin – The amount to be added to the applicable LIBOR Rate to determine the applicable LIBOR Based Rate for all amounts outstanding under the Loans which bear interest at the LIBOR Based Rate, which amount shall be determined in accordance with the ratio of the Borrower’s Total Funded Debt to EBITDA a set forth in the following matrix:

Tier	Total Funded Debt to EBITDA	Applicable LIBOR Rate Margin
V	≥ 2.75x	225 b.p.
IV	≥ 2.50x but <2.75x	200 b.p.
III	≥ 2.25x but <2.50x	175 b.p.
II	≥ 1.25x but < 2.25x	150 b.p.
I	< 1.25x	125 b.p.

4. The first sentence of the definition of “Applicable Prime Rate Margin” is hereby amended and restated in its entirety as follows:

Applicable Prime Rate Margin -The amount to be added to the applicable Prime Rate to determine the applicable Prime Based Rate for all amounts outstanding under the Loans which bear interest at the Prime Based Rate, which amount shall be determined in accordance with the ratio of the Borrower’s Total Funded Debt to EBITDA as set forth in the following matrix:

Tier	Total Funded Debt to EBITDA	Applicable Prime Rate Margin
V	≥ 2.75x	30 b.p.
IV	≥ 2.50x but <2.75x	25 b.p.
III	≥ 2.25x but <2.50x	0 b.p.
II	≥ 1.25x but < 2.25x	0 b.p.
I	< 1.25x	0 b.p.

5. The definition of “Fixed Charge Ratio” found in Section 1.1 of the Original Loan and Security Agreement is hereby restated and confirmed in its entirety as follows:
“Fixed Charge Ratio”

(A)  If there is no Total Funded Debt outstanding in the fiscal quarter in which a Distribution is paid or in the fiscal quarter immediately following such fiscal quarter:

The sum of EBITDA, plus 150% of paid Distributions, divided by the sum of (i) interest expense, plus (ii) income taxes paid, plus (iii) scheduled principal payments, plus (iv) Unfunded Capital Expenditures, plus (v) paid Distributions.

(B)  If there is Total Funded Debt outstanding in the fiscal quarter in which a Distribution is paid or in the fiscal quarter immediately following such quarter:

The sum of EBITDA, divided by the sum of (i) interest expense, plus (ii) income taxes paid, plus (iii) scheduled principal payments, plus (iv) Unfunded Capital Expenditures, (v) plus paid Distributions.  (In the event an amount attributable to a paid Distribution was added to the numerator of the Fixed Charge Ratio pursuant to subparagraph (A) above during the testing period in question, that amount shall continue to be included in the numerator for purposes of determining the Fixed Charge Ratio pursuant to this subparagraph (B)).

(In calculating the denominator of the Fixed Charge Ratio: (i) any deferred portion of a purchase price required to be paid by the Borrower in connection with a Permitted Acquisition shall not be considered; and (ii) solely for the relevant reporting periods, the Permitted Dividend, if made, shall not be considered in calculating the numerator and denominator of the Fixed Charge Ratio).

6. Section 1.1 of the Original Loan and Security Agreement is hereby amended by deleting the definition of “Modified Current Ratio.”
7. The first sentence of the definition of “Letter of Credit Applicable Margin” found in Section 1.1 of the Original Loan and Security Agreement is hereby amended and restated in its entirety as follows:

Letter of Credit Applicable Margin: - The amount determined in accordance with the ratio of the Borrower’s Total Funded Debt to EBITDA as set forth in the following matrix:

Tier	Total Funded Debt to EBITDA	Letter of Credit Applicable Margin
V	≥ 2.75x	2.25% per annum
IV	≥ 2.25x but <2.75x	2.00% per annum
III	≥ 1.75x but <2.25x	1.75% per annum
II	≥ 1.25x but <1.75x	1.50% per annum
I	< 1.25x	1.25% per annum
8. The definition of “Permitted Dividend” found in Section 1.1. of the Original Loan and Security Agreement is hereby amended and restated in its entirety as follows:
“Permitted Dividend” - A one-time dividend of up to $1.00 per share declared in 2015, and payable to the shareholders of RCM in an aggregate amount not to exceed $13,000,000, which will be substantially paid on or before December 31, 2015 and which amount includes 2015 Unvested Dividend Equivalents (as defined below).  All Parties acknowledge that certain employees, directors and contractors hold dividend equivalent rights under unvested restricted share unit agreements which dividend equivalent rights shall be accrued before December 31, 2015 but paid after December 31, 2015 (the “2015 Unvested Dividend Equivalents”).  In no event shall the 2015 Unvested Dividend Equivalents exceed $500,000.00.

9. Section 2.5(b) of the Original Loan and Security Agreement is hereby amended and restated in its entirety as follows:

(b)           Unused Line Fee.  So long as the Revolving Credit Facility is outstanding and has not been terminated pursuant to the terms hereof, the Borrower shall unconditionally pay to the Agent, for the benefit of the Lenders in accordance with their Pro Rata Percentages, a non-refundable fee (the “Unused Line Fee”) based on the Borrower’s financial condition, tested quarterly, as follows:

Tier	Total Funded Debt to EBITDA	Unused Line Fee
V	≥ 2.75x	22.5 b.p.
IV	≥ 2.50x but <2.75x	20.0 b.p.
III	≥ 2.25x but <2.50x	15.0 b.p.
II	≥ 1.25x but < 2.25x	12.5 b.p.
I	< 1.25x	10.0 b.p.

The Unused Line Fee shall be charged on the average daily unused portion of the Revolving Credit Facility calculated by subtracting the sum of the average daily outstanding balance of all Revolving Credit Loans and Letter of Credit Outstanding from $35,000,000.  The Unused Line Fee shall be computed and paid on a quarterly basis, in arrears, on the first day of each April, July, October and January, and on the earlier of (i) the Revolving Credit Maturity Date or the date on which the Revolving Credit Facility is terminated by the Borrower pursuant to Section 2.1(d) hereof, and, in the event the Borrower requests a Line Reduction as provided in Section 2.1(d) hereof, on the effective date of such reduction.

10. Section 6.9(c) of the Original Loan and Security Agreement is hereby amended and restated in its entirety as follows:

(c)	(i)	On or before October 3, 2015, the Total Funded Debt to EBITDA ratio shall at no time exceed a maximum ratio of 2.75x;

(ii)           After October 3, 2015, but prior to April 2, 2016, the Total Funded Debt to EBITDA ratio shall at no time exceed a maximum ratio of 3.25x.

(iii)           On and after April 2, 2016, but prior to October 3, 2016, the Total Funded Debt to EBITDA ratio shall at no time exceed a maximum ratio of 3.00x.

(iv)           On and after October 3, 2016, the Total Funded Debt to EBITDA ratio shall not exceed a maximum ratio of 2.75x

(v)           By way of clarification, and not in limitation of the foregoing, in all events on and after October 3, 2016, the Total Funded Debt to EBITDA ratio shall not exceed a maximum ratio of 2.75x.

11. Section 7.6 of the Original Loan and Security Agreement is hereby amended and restated in its entirety as follows:

Distributions, Redemptions and Other Indebtedness: The Borrower shall not: (a) declare or pay or make any forms of Distribution to its shareholders, their successors or assigns other than (i) the Permitted Dividend, and (ii) Distributions constituting the repurchase of RCM’s outstanding stock, provided that from and after December 12, 2014, the total amount of such Distributions shall not exceed $7,500,000, in the aggregate; (b) make any prepayments on any existing or future indebtedness for borrowed money to any Person without the prior written consent of the Agent which consent will not be unreasonably withheld; or (c) hereafter borrow money other than from Lenders hereunder except (i) in connection with borrowed money giving rise to a Permitted Lien under Section 7.3(d) and, (ii) in connection with Permitted Acquisitions, subordinated Sellers Notes on terms and conditions reasonably acceptable to the Agent.  Solely for purposes of this Section 7.6, any deferred portion of a purchase price which may be required to be paid by the Borrower in connection with a Permitted Acquisition, based on the performance of the acquired business following the Permitted Acquisition, shall not be considered “borrowed money.

12. Exhibit 6.11 of the Original Loan and Security Agreement is hereby deleted in its entirety and replaced with the form of Compliance Certificate attached as Exhibit A to this Amendment.

13. The Bank hereby approves as a “Permitted Asset or Stock Sale” (as such term is defined under the Original Loan and Security Agreement), the sale by Business Support Group of Michigan, Inc. for a purchase price not to exceed $550,000.00 of substantially all of its operating assets relating solely to its business involving QAD enterprise applications for business solutions (but excluding all cash and cash equivalents, all prepaid amounts, all deposits and all accounts receivable.)
14. The initial Applicable LIBOR Rate Margin, Applicable Prime Rate Margin, Letter of Credit Applicable Margin, and Unused Line Fee shall be based on Tier V until such time as the “Total Funded Debt to EBITDA” ratio is next retested and the Compliance Certificate delivered pursuant to the provisions of the Original Loan and Security Agreement, at which point the provisions of the Original Loan and Security Agreement, as amended hereby, will control.
15. Pursuant to the terms of the Original Loan and Security Agreement, as amended herein, the Borrower has provided to the Bank, as security for the payment and performance of any and all of the Obligations and the performance of all other obligations and covenants of Borrower under the Original Loan and Security Agreement, as amended herein, the Restated Credit Note, and each other Loan Document, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Bank, a first priority, perfected security interest in the Collateral.  The Borrower hereby ratifies and confirms the liens and security interests granted under the Original Loan and Security Agreement; and further ratifies and confirms, without condition, that (a) such liens and security interests shall secure the payment and performance of any and all of the Obligations and the performance of all other obligations and covenants of Borrower under the Original Loan and Security Agreement, as amended herein, the Restated Credit Note, and each other Loan

Document, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Bank, and (b) the perfected status and priority of such liens and security interests shall not be affected in any way by the amendments to the Original Loan and Security Agreement, as set forth herein.  The Borrower acknowledges that the outstanding principal amounts of the Restated Credit Note are due and owing without any claim, defense or set-off.
16. All representations, warranties and covenants of the Borrower contained in the Original Loan and Security Agreement, are hereby ratified and confirmed without condition as if made anew upon the execution of this Amendment and are hereby incorporated by reference.  All representations, warranties and covenants of the Borrower, whether hereunder, or contained in the Original Loan and Security Agreement, shall remain in full force and effect until all amounts due under the Original Loan and Security Agreement, as amended herein, the Restated Credit Note and each other Loan Document, are satisfied in full.
17. Except as modified by the terms hereof, all terms, provisions and conditions of the Original Loan and Security Agreement, and each other Loan Document, are in full force and effect, and are hereby incorporated by reference as if set forth herein.  This Amendment and the Original Loan and Security Agreement shall be deemed as complementing and not restricting the Bank’s rights hereunder or thereunder.  If there is any conflict or discrepancy between the provisions of this Amendment and any provision of the Original Loan and Security Agreement, the terms and provisions of this Amendment shall control and prevail.
18. As a condition precedent to the effectiveness of this Amendment, simultaneously with the execution and delivery of this Amendment, the Borrower shall deliver to the Bank the following:

(a) Payment by the Borrower to the Bank of an amendment fee in the amount of $30,000.00;

(b) An incumbency certificate for each Borrower identifying all authorized officers, with specimen signatures;

(c) Certified copies of resolutions of the directors of each Borrower authorizing the execution, delivery and performance of this Amendment, and any other document hereunder, which resolutions shall be in form and substance satisfactory to the Bank in its sole discretion; and

(d) Uniform Commercial Code, judgment, federal and state tax lien searches against each Borrower, at the Borrower’s expense, showing that the Collateral is not subject to any Liens except for Permitted Liens, together with Good Standing Certificates from each Borrower’s state of creation.

19. The Borrower hereby represents, warrants and certifies to the Bank that no Event of Default or Unmatured Event of Default has occurred and is presently existing under the Loan Documents.
20. This Amendment (a) shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania; (b) shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; (c) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (d) may only be amended or modified pursuant to a writing signed by the parties hereto.
21. THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS WHICH IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST THE BANK WITH RESPECT TO THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.
22. The Borrower hereby agrees that it will pay, or cause to be paid or reimburse the Bank for, all of the Bank’s costs and expenses in connection with this Amendment, including without limitation the fees of its legal counsel.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the 14th day of December, 2015.

BORROWER:	RCM TECHNOLOGIES, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO

RCM TECHNOLOGIES (USA), INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO

PROGRAMMING ALTERNATIVES OF MINNESOTA, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO

RCMT DELAWARE, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO

RCM TECHNOLOGIES CANADA CORP.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO

BUSINESS SUPPORT GROUP OF MICHIGAN, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO

AGENT:	CITIZENS BANK OF PENNSYLVANA, as Administrative Agent and Arranger

	By:	/s/ Derrick R. Davis
	Print Name:	Derrick R. Davis
	Title:	SVP

LENDERS:	CITIZENS BANK OF PENNSYLVANIA, as Lender
	By:	/s/ Derrick R. Davis
	Print Name:	Derrick R. Davis
	Title:	SVP

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE

EXHIBIT 6.11

COMPLIANCE CERTIFICATE

____________, 20____

Derrick R. Davis, Senior Vice President
Citizens Bank of Pennsylvania
2001 Market Street
Suite 600
Philadelphia, Pennsylvania  19103

Dear Mr. Davis:

I have reviewed the Second Amended and Restated Loan and Security Agreement dated February __, 2009, between RCM Technologies, Inc. and its subsidiaries (collectively, the “Borrower”) and Citizens Bank of Pennsylvania, as heretofore amended (collectively, the “Loan Agreement”).

I hereby certify AS OF _________________, 20___ that (a) the Borrower has observed, performed and complied with each and every one of its respective undertakings contained in the Loan Agreement, and (b) there does not exist any Event of Default or any Unmatured Event of Default (as each such term is defined in the Loan Agreement).

Attached hereto is a copy of the calculations required by Section 6.11 of the Loan Agreement showing compliance with Section 6.9 of the Loan Agreement.

Sincerely,

Name:

Title:

RCM Technologies, Inc.
Covenant Compliance
As of	, 20
($ in thousands)

*All terms utilized herein have meanings ascribed to them in the Loan Agreement

6.9(a)	Fixed Charge Ratio (tested on rolling four quarter basis)

A.	If there is no Total Funded Debt outstanding in the fiscal quarter in which a Distribution is paid or in the fiscal quarter immediately following such fiscal quarter:	$

The Sum Of:
	EBITDA,	$
	150% of paid Distributions (excluding the Permitted Dividend)	$
	Total	$

Divided By Sum Of:
	Interest Expense	$
	Income Taxes Paid	$
	Scheduled Principal Payments	$
	Unfunded Capital Expenditures	$
	Distributions Paid (excluding the Permitted Dividend)	$
	Total	$
	Actual Fixed Charge Ratio	$
Maximum Fixed Charge Ratio
	Compliance		Yes/No

B.	If there is Total Funded Debt outstanding in the fiscal quarter in which a Distribution is paid or in the fiscal quarter immediately following such fiscal quarter:

	EBITDA	$

Divided By The Sum Of:
	(i) Interest Expense	$
	(ii) Income Taxes Paid	$
	(iii) Scheduled Principal Payments	$
	(iv) Unfunded Capital Expenditures	$
	(v) Paid Distributions (excluding the Permitted Dividend)	$
	Total	$

(In the event an amount attributable to a paid Distribution
was added to the numerator of the Fixed Charge Ratio
pursuant to subparagraph A. above during the testing period
in question, that amount shall continue to be included in the numerator for purposes of determining the Fixed Charge
Ratio pursuant to this subparagraph B).

Minimum Fixed Charge Ratio
	Compliance		Yes/No

6.9(b)	Capital Expenditures and Purchase Money Financing (tested on rolling four quarter basis)
	Total Capital Expenditures	$
	Total Purchase Money Financing (excluding Acquisitions)	$
	Total	$
Maximum Capital Expenditures and Purchase
	Money Financing	$
	Compliance		Yes/No

6.9(c)	Total Funded Debt to EBITDA (tested on rolling four quarter basis)
	Total Funded Debt	$
	EBITDA	$
	Actual Total Funded Debt to EBITDA	$
Maximum Total Funded Debt to EBITDA
	Compliance		Yes/No